As filed with the Securities and Exchange Commission on September 29, 2006
                                                        Reg. No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 POWERLINX, INC.
             (Exact name of registrant as specified in its charter)





               Nevada                                       50-0006815
               ------                                       ----------
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     identification No.)






                       10901-A Roosevelt Blvd., Suite 200
                            St. Petersburg, FL 33716
               (Address of Principal Executive Offices) (Zip Code)

                             Compensation Agreement
                              (Full title of plan)

                             Michael Tomlinson, CEO
                       10901-A Roosevelt Blvd., Suite 200
                            St. Petersburg, FL 33716
                                 (727) 866-7440
           (Name, address, and telephone number of agent for service)

                                 With a copy to:

                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                             1065 Avenue of Americas
                               New York, NY 10018
                                 (212) 930-9700
                               Fax: (212) 930-9725



  CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                        Proposed maximum      Proposed maximum
Title of securities     Amount to be          offering price       Aggregate offering    Amount of
to be registered        Registered            per share*           Price                 Registration fee
---------------------------------------------------------------------------------------------------------
Common Stock             16,092 (1)           $1.275                $20,517.3             $2.20
($.001 par value)
---------------------------------------------------------------------------------------------------------
Common Stock             25,000 (2)           $1.275                $31,875               $3.41
($.001 par value)
---------------------------------------------------------------------------------------------------------
Common Stock             25,000 (3)           $1.275                $31,875               $3.41
($.001 par value)
---------------------------------------------------------------------------------------------------------
      Total              66,092                                     $84,267.3             $9.02

* Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the over the counter bulletin board of $1.20 and $1.35, respectively, on September 25, 2006.

(1) Issuable pursuant to the Compensation Agreement between PowerLinx, Inc. and Darrin M. Ocasio, dated as of September 26, 2006.
(2) Issuable pursuant to the Consultant Services Agreement between PowerLinx, Inc. and Gregory Fornelli, dated as of September 26, 2006.
(3) Issuable pursuant to the Consultant Services Agreement between PowerLinx, Inc. and Donald C. Young III, dated as of September 20, 2006.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents  incorporated by reference in
Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                             Michael Tomlinson, CEO
                       10901-A Roosevelt Blvd., Suite 200
                            St. Petersburg, FL 33716
                                 (727) 866-7440

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

o Reference is made to the Registrant's quarterly reports on Form 10-Q/A and Form 10-Q for the periods ending March 31 and June 30, 2006, respectively, as filed with the SEC on August 23, 2006 (file no. 033-55254-26) and on August 21, 2006 (file no. 033-55254-26), respectively, which are hereby incorporated by reference.

o Reference is made to the Registrant's annual report on Form 10-K/A for the year ended December 31, 2005, as filed with the SEC on August 23, 2006 (file no. 033-55254-26), which is hereby incorporated by reference.

o Reference is made to the Registrant's Form 8-Ks or Form 8-K/As filed with the SEC on March 22, 2006, April 7, 2006, June 7, 2006 and July 3, 2006 (file no. 033-55254-26), each of which is hereby incorporated by reference.

Item 4. Description of Securities.

The description of the Registrant's common stock is incorporated by reference to the Registrant's registration statement on Form SB-2/A, as filed with the SEC on September 1, 2006, which is hereby incorporated by reference.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of Americas, 21st flr., New York, NY 10018.

Item 6. Indemnification of Directors and Officers.

The Registrant's Articles of Incorporation limits, to the maximum extent permitted by Nevada law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provided that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Nevada law.

Section 78.7502 of the Nevada Revised Statutes provide that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

EXHIBIT
NUMBER                            EXHIBIT
--------- ----------------------------------------------------------------------
5.1       Legality Opinion of Sichenzia Ross Friedman Ference LLP

10.1      Compensation Agreement with Darrin M. Ocasio

10.2      Consultant Services Agreement with Gregory Fornelli

10.3      Consultant Services Agreement with Donald C. Young III

23.1      Consent of Sichenzia Ross Friedman Ference LLP is contained in
          Exhibit 5.1

23.2      Consent of Aidman, Piser & Company, P.A.

24.1      Power of Attorney (included in the Signature Page)


Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus  required to be filed pursuant to Rule 424(b)(2),  (b)(5) or
(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of St. Petersburg, State of Florida, on September 29, 2006.


                           POWERLINX, INC.


                           By: /s/ Michael Tomlinson
                           -------------------------------------
                           Michael Tomlinson
                           Chief Executive Officer

                           POWERLINX, INC.


                           By: /s/ Douglas Bauer
                           -------------------------------------
                           Douglas Bauer
                           Chief Financial Officer and Principal
                           Accounting Officer



                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael Tomlinson his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated:

      Signature                            Title                        Date
--------------------------      ---------------------------        ------------------
/s/ Michael Tomlinson           Chief Executive Officer and        September 29, 2006
--------------------------                         Director
Michael Tomlinson

/s/ James Williams                Chairman of the Board and        September 29, 2006
--------------------------
James Williams                                     Director

/s/ William B. Edwards                             Director        September 29, 2006
--------------------------
William B. Edwards

/s/ Francisco Sanchez                              Director         September 29, 2006
--------------------------
Francisco Sanchez

/s/ Martin Traber                                  Director         September 29, 2006
--------------------------
Martin Traber

/s/ Bradford M. Gould                              Director        September 29, 2006
--------------------------
Bradford M. Gould

/s/ Myles J. Gould                                 Director         September 29, 2006
--------------------------
Myles J. Gould

/s/ Ted Shalek                                     Director         September 29, 2006
--------------------------
Ted Shalek